UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 13, 2021

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On August 13, 2021, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the quarter ended June 30, 2021. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated August 13, 2021

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 13, 2021

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Investor Relations Gene Bertcher, (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports First Quarter 2021 Results

Dallas (August 13, 2021) - New Concept Energy, Inc. (NYSE American: GBR), a Dallas-based real estate investment company, today reported results of operations for the second quarter ended June 30, 2021.

For the three months ended June 30, 2021, the Company reported net income from continuing operations of $49,000 as compared to net loss of $57,000 from continuing operations for the same period ended 2020.

For the three months ended June 30, 2020 the Company recorded a loss from discontinued operations of $80,000 for the oil and gas operations that were sold in August 2020.

The Company reported net income applicable to common shares of $49,000 or $0.01 per share for three months ended June 30, 2021, as compared to a net loss of $137,000 or $0.03 per share for the similar period in 2020.

The Company leases a portion of its property in West Virginia. For the three months ended June 30, 2021 and June 30, 2020 the Company recorded rental Income of $26,000.

For the three months ended June 30, 2021, corporate general & administrative expenses were $111,000 as compared to $127,000 for the comparable periods in 2020. The decrease was due to an overall reduction of administrative expenses.

Included in other income for the three months ended June 30, 2021 is $100,000 which represents the sale of a receivable that had previously been fully reserved.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based real estate in West Virginia. For more information, visit the Company’s website at www.newconceptenergy.com

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(amounts in thousands)
	June 30, 2021	December 31, 2020

Assets

Current assets
Cash and cash equivalents	$261	$27
Current portion note receivable (including $3,637 and $3,631 in 2021 and 2020 from related parties	3,689	3,683
Other current assets	25	92
Total current assets	$3,975	$3,802

Property and equipment, net of depreciation
Land, buildings and equipment	650	656

Note receivable	133	153

Total assets	$4,758	$4,611

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(unaudited)
(dollars in thousands, except par value amount)

	June 30, 2021	December 31, 2020

Liabilities and stockholders' equity

Current liabilities
Accounts payable - (including $104 and $55 due to related parties in 2021 and 2020)	$124	$80
Accrued expenses	26	32
Current portion of long term debt	52	52
Total current liabilities	202	164

Long-term debt
Notes payable less current portion	103	122

Total liabilities	305	286

Stockholders' equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000 shares; issued and outstanding, 5,131,934 shares at June 30, 2021 and December 31, 2020	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(59,178)	(59,306)

Total shareholder equity	4,453	4,325

Total liabilities & equity	$4,758	$4,611

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NEW CONCEPT ENERGY, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(amounts in thousands, except per share data)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2021	2020	2021	2020
Revenue
Rent	$26	$26	$52	$52
Total Revenues	26	26	52	52

Operating expenses
Operating Expenses	20	16	38	31
Corporate general and administrative	111	127	185	231
Total Operating Expenses	131	143	223	262
Operating earnings (loss)	(105)	(117)	(171)	(210)

Other income (expense)
Interest income	56	63	112	127
Interest expense	(2)	(3)	(4)	(7)
Other income (expense), net	100	—	191	—

Earnings (loss) from continuing operations	$49	$(57)	$128	$(90)

Discontinued Operations
Earnings (loss) from discontinued operations	—	(80)	—	(144)

Earnings (loss) applicable to common shares	$49	(137)	$128	(234)

Net income (loss) per common share-basic and diluted	$0.01	$(0.03)	$0.02	$(0.05)

Weighted average common and equivalent shares outstanding - basic	5,132	5,132	5,132	5,132